                                                           EXHIBIT 99.9(b)


                         MFS GROWTH OPPORTUNITIES FUND
              500 BOYLSTON STREET o BOSTON o MASSACHUSETTS o 02116





                                                       September 7, 1993




MFS Service Center, Inc.
500 Boylston Street
Boston, MA 02116

Dear Sir/Madam:

         This will confirm our understanding that Exhibit B to the Shareholder Servicing Agent Agreement between us, dated August 1, 1985, as modified by a letter agreement dated December 31, 1992, is hereby amended, effective immediately, to read in its entirety as set forth on Attachment 1 hereto.

         Please indicate your acceptance of the foregoing by signing below.

                                   Sincerely,

                                                       MFS GROWTH OPPORTUNITIES
                                                        FUND (f/k/a MFS Capital
                                                           Development Fund)




                                                       By:  W. THOMAS LONDON
                                                            W. Thomas London
                                                            Treasurer


Accepted and Agreed:

MFS SERVICE CENTER, INC.



By:  JAMES E. RUSSELL
     James E. Russell
     Treasurer

                                                       ATTACHMENT 1
                                                       SEPTEMBER 7, 1993



                          EXHIBIT B TO THE SHAREHOLDER
                       SERVICING AGENT AGREEMENT BETWEEN
                       MFS SERVICE CENTER, INC. ("MFSC")
                 AND MFS GROWTH OPPORTUNITIES FUND (THE "FUND")



1. The fees to be paid by the Fund on behalf of its series with respect to Class A shares of each series of the Fund to MFSC, for MFSC's services as shareholder servicing agent, shall be:

         0.15% of the first $500 million of the assets of the series attributable to such class; 0.12% of the second $500 million of the assets of the series attributable to such class; 0.09% over $1 billion of the assets of the series attributable to such class.

2. The fees to be paid by the Fund on behalf of its series with respect to Class B shares of each series of the Fund to MFSC, for MFSC's services as shareholder servicing agent, shall be:

         0.22% of the first $500 million of the assets of the series attributable to such class; 0.18% of the second $500 million of the assets of the series attributable to such class; 0.13% over $1 billion of the assets of the series attributable to such class.